Exhibit 33.4

                                                                      Appendix I

                      MANAGEMENT'S ASSERTION OF COMPLIANCE

Management of the Trust & Securities Services department of Deutsche Bank

National Trust Company and Deutsche Bank Trust Company Americas (collectively the "Company") is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the

Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting required under the

Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other asset-backed securities issued on or after January 1, 2006 for which the Company provides trustee, securities administration or paying agent services, excluding any publicly issued transactions sponsored or issued by any government sponsored entity (the "Platform").

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d),

except for the following criteria: 1122(d)(2)(iii), 1122(d)(4)(iv),

1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii),

1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii)

and 1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the "Applicable

Servicing Criteria").

Period: Twelve months ended December 31, 2006 (the "Period").

Management's interpretation of Applicable Servicing Criteria: The Company's

management has determined that servicing criteria 1122(d)(1)(iii) is applicable only with respect to its continuing obligation to act as, or locate a, successor servicer under the circumstances referred to in certain governing documents. It is management's interpretation that Deutsche Bank Trust Company America has no other active back-up servicing responsibilities in regards to 1122(d)(1)(iii) as of and for the Period.

Third parties classified as vendors: With respect to servicing criteria

1122(d)(2)(i), 1122(d)(4)(i), and 1122(d)(4)(ii), management has engaged various vendors to perform the activities required by these servicing criteria. The

Company's management has determined that these vendors are not considered a

"servicer" as defined in Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation

17.06 of the SEC Division of Corporation Finance Manual of Publicly Available

Telephone Interpretations ("Interpretation 17.06"). As permitted by

Interpretation 17.06, management has asserted that it has policies and procedures in place to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to each vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

With respect to the Platform, the Company's management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

1. The Company's management is responsible for assessing the Company's compliance with the Applicable Servicing Criteria as of and for the Period.

2. The Company's management has assessed compliance with the Applicable

Servicing Criteria, including servicing criteria for which compliance is determined based on Interpretation 17.06 as described above, as of and for the

Period. In performing this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of

Regulation AB.

3. Based on such assessment, as of and for the Period, the Company has complied,

in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the management's assertion of compliance with the Applicable

Servicing Criteria as of and for the Period.

                                                                      Appendix I

                                            DEUTSCHE BANK NATIONAL TRUST COMPANY

                                            By: /s/ Gary R. Vaughan

                                                --------------------------------

                                                Name: Gary R. Vaughan

                                                Its: Managing Director

                                            By: /s/ David Co

                                                --------------------------------

                                                Name: David Co

                                                Its: Director

                                            By: /s/ Jose Sicilia

                                                --------------------------------

                                                Name: Jose Sicilia

                                                Its: Managing Director

                                            By: /s/ Kevin Fischer

                                                --------------------------------

                                                Name: Kevin Fischer

                                                Its: Vice President

                                            By: /s/ Robert Frier

                                                --------------------------------

                                                Name: Robert Frier

                                                Its: Director

                                            DEUTSCHE BANK TRUST COMPANY AMERICAS

                                            By: /s/ Kevin C. Weeks

                                                --------------------------------

                                                Name: Kevin C. Weeks

                                                Its: Managing Director

                                            By: /s/ Jenna Kaufman

                                                --------------------------------

                                                Name: Jenna Kaufman

                                                Its: Director